EXHIBIT 99.1



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                             FOR IMMEDIATE RELEASE
                             ---------------------

CONTACT          or        Investor Relations Counsel
-------
Mitchell Binder             Lena Cati, 212-836-9611
Executive Vice President    Linda Latman, 212-836-9609
631-435-8300                The Equity Group Inc.


          ORBIT INTERNATIONAL CORP. REPORTS 2010 FIRST QUARTER RESULTS
          ------------------------------------------------------------

     BACKLOG AT MARCH 31, 2010 WAS $17.6MILLION, UP 23%FROM ONE YEAR EARLIER
     ----------------------------------------------------------------------

      INITIAL PRODUCTION AWARD RECEIVED IN SUPPORT OF M-ATV OBERON PROGRAM
      --------------------------------------------------------------------

Hauppauge, New York, May 6, 2010 - Orbit International Corp. (NASDAQ:ORBT), a defense and industrial electronics manufacturer, systems integrator and software solution provider, today announced results for the first quarter ended March 31, 2010.

FIRST  QUARTER  2010  VS.  FIRST  QUARTER  2009
-----------------------------------------------
-     Net  sales  decreased  8.5%  to  $5,532,000  from  $6,047,000;
-     Gross margin was 33.3% compared to 37.6%;
-     Net loss was $647,000 compared to $353,000;
-     Net loss per share was $0.15 compared to net loss of $0.08 per share;
- Earnings before interest, taxes, depreciation and amortization, and stock based compensation (EBITDA, as adjusted) was a loss of $351,000 ($0.08 loss per share) compared to a loss of $40,000 ($0.01 loss per share);
- Backlog at March 31, 2010 was $17.6 million, up 23% from $14.3 million at March 31, 2009.

Dennis Sunshine, President and Chief Executive Officer stated, "Although our first quarter results were below our expectations, this shortfall can be identified and attributed to schedule delays and timing issues. Both net sales and profitability were adversely affected by approximately $2.5 million of production orders that were previously scheduled for delivery in the first three quarters, but have now been delayed by our customers due to technical issues at the prime contractor level unrelated to our hardware. We now expect to receive these orders in the second half of the year, although final technical resolution and revised shipping dates are beyond our control. In addition, certain orders for the Orbit Instrument Division that were projected to be booked in the first quarter and shipped starting in the second quarter have now been delayed until the second half of 2010."

Sunshine continued, "We are pursuing a number of program opportunities that should have a positive impact on our backlog and our operational results for the remainder of 2010 and beyond. Several of these new program opportunities have the potential to significantly impact the operational results of our Company. One of these programs is the five year Supplier Partner Agreement that our TDL subsidiary entered earlier this year with Synexxus, Inc. ("Synexxus") to manufacture color displays in support of all Oberon V4 Electronic Keel System configurations. TDL management has been working directly with the Synexxus team on several strategies to optimize high quantity production efficiencies. Although we had projected that TDL would start to receive production orders in support of the M-ATV vehicle program by the end of the first quarter, the initial order for these color displays was received after the close of the first quarter. Given the sensitivity of this critical program requirement, our customer has authorized our announcement for this initial Oberon order, but has requested that the exact number of vehicles and dollar amount for this award be provided at a later date, as follow on orders are received. We are delighted to book this initial TDL display order in support of the M-ATV program, and will adhere to the limited disclosure request by our customer."

Sunshine added, "Our Electronics Group has been successful in embedding hardware and software solutions in a number of highly critical programs that are required by our service men and women to support their missions in Iraq and Afghanistan. The receipt of these additional game changing orders is more of a "when" issue, rather than an "if" issue. Our hardware has already been competitively selected as the source of supply for several new and upgrade programs, and we are now waiting for customer indications of quantity and schedule requirements. As we receive additional production orders, we will book these orders into our backlog and announce them accordingly."

Sunshine continued, "Our Power Group started 2010 with an initial $150,000 order for power units from a leading oil and gas service company, followed by a second production order valued at approximately $460,000. Behlman is now supplying power units to two of the world's largest oil and gas service companies and we believe these orders could lead to repeat business over several years. Similarly, Behlman's work on enhanced COTS power solutions in support of defense electronic programs has the potential to generate substantial new orders. Overall, we are optimistic about our Power Group which appears well positioned for revenue and profitability growth in the current year."

Sunshine concluded, "Given our current backlog, delivery schedules and several pending orders, we expect our second half operating results for 2010 to be significantly stronger than the first half, and management anticipates an improved operating performance in 2010 compared to 2009."

Mitchell Binder, Chief Financial Officer, noted, "Our financial condition remains strong. At March 31, 2010, total current assets were $20,836,000 versus total current liabilities of $4,789,000 for a 4.4 to 1 current ratio. In addition, with approximately $20 million and $7 million in federal and state net operating loss carryforwards, respectively, we should continue to shield profits from federal and New York State taxes and enhance future cash flow."

Binder continued, "Our cash, cash equivalents and marketable securities as of March 31, 2010 were approximately $2.2 million. In addition our tangible book value at March 31, 2010 was $3.33 per share, compared to $3.43 per share at December 31, 2009, and $3.10 per share at one year earlier."

Binder concluded, "Because of our first quarter loss due to shipping schedule delays, our Company was not in compliance with one of its financial covenants with its primary lender. The Company believes it will obtain a waiver from its lender, but there can be no assurance that such waiver will be obtained. In the event such waiver is not obtained, all long term debt reflected on the Company's financial statements would be reclassified to current liabilities."

CONFERENCE  CALL
----------------
The Company will hold a conference call for investors today, May 6, 2010, at 11:00 a.m. ET. Interested parties may participate in the call by dialing 706-679-3204; please call in 10 minutes before the conference call is scheduled to begin and ask for the Orbit International conference call. After opening remarks, there will be a question and answer period. The conference call will also be broadcast live over the Internet. To listen to the live call, please go to www.orbitintl.com and click on the Investor Relations section. Please go to the website at least 15 minutes early to register, and download and install any necessary audio software. If you are unable to listen live, the conference call will be archived and can be accessed for approximately 90 days at Orbit's website. We suggest listeners use Microsoft Explorer as their browser.

Orbit International Corp. is involved in the manufacture of customized electronic components and subsystems for military and nonmilitary government applications through its production facilities in Hauppauge, New York, and Quakertown, Pennsylvania; and designs and manufactures combat systems and gun weapons systems, provides system integration and integrated logistics support and documentation control at its facilities in Louisville, Kentucky. Its Behlman Electronics, Inc. subsidiary manufactures and sells high quality commercial power units, AC power sources, frequency converters, uninterruptible power supplies and COTS power solutions.

Certain matters discussed in this news release and oral statements made from time to time by representatives of the Company including, but not limited to, statements regarding any acquisition proposal and/or the potential sale of the Company and whether such proposal or a strategic alternative thereto may be considered or consummated; statements regarding the Company's expectations of its operating plans, deliveries under contracts and strategies generally; statements regarding its expectations of the performance of business; expectations regarding costs and revenues, future operating results, additional orders, future business opportunities and continued growth, may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and the Federal securities laws. Although Orbit believes that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that its expectations will be achieved.

Forward-looking information is subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those projected. Many of these factors are beyond Orbit International's ability to control or predict. Important factors that may cause actual results to differ materially and that could impact Orbit International and the statements contained in this news release can be found in Orbit's filings with the Securities and Exchange Commission including quarterly reports on Form 10-Q, current reports on Form 8-K, annual reports on Form 10-K and its other periodic reports. For forward-looking statements in this news release, Orbit claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Orbit assumes no obligation to update or supplement any forward-looking statements whether as a result of new information, future events or otherwise.

                           (See Accompanying Tables)

                          ORBIT INTERNATIONAL CORP.
                     CONSOLIDATED STATEMENTS OF OPERATIONS
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)


                                                        THREE MONTHS ENDED
                                                             MARCH 31,
                                                            (UNAUDITED)
                                                          2010       2009
                                                          ----       ----
Net sales                                               $5,532     $6,047

Cost of sales                                            3,690      3,773
                                                        -------    ------
Gross profit                                             1,842      2,274

Selling general and administrative expenses              2,469      2,592

Interest expense                                            57         46

Investment and other (income)                             ( 41)       (20)
                                                        ------      ------
Net loss before taxes                                    ( 643)      (344)

Income taxes                                                 4          9
                                                        ------      ------
Net loss                                                $( 647)     $(353)
                                                        ======      =====

Basic loss per share                                   $ (0.15)    $(0.08)
                                                      ========    =======
Diluted loss per share                                 $ (0.15)    $(0.08)
                                                       =======     ======
Weighted average number of shares outstanding:
 Basic                                                   4,367      4,267
 Diluted                                                 4,367      4,267


                             ORBIT INTERNATIONAL CORP.
                        CONSOLIDATED STATEMENTS OF OPERATIONS
                        (IN THOUSANDS, EXCEPT PER SHARE DATA)
                                     (UNAUDITED)
                                                                   THREE MONTHS ENDED
                                                                         MARCH 31,
                                                                     2010       2009
                                                                    -----      ------
EBITDA Reconciliation (as adjusted)
-----------------------------------------------------------
Net loss                                                       $     (647)    $ (353)
Interest expense                                                       57         46
Income tax expense                                                      4          9
Depreciation and amortization                                         153        179
Stock based compensation                                               82         79
                                                               ----------     -------
EBITDA (1)                                                     $     (351)    $  (40)
                                                               ==========     =======

Adjusted EBITDA Per Basic and Diluted Share Reconciliation
-----------------------------------------------------------
Net loss                                                       $    (0.15)    $(0.08)
Interest expense                                                     0.01       0.01
Income tax expense                                                   0.00          -
Depreciation and amortization                                        0.04       0.04
Stock based compensation                                             0.02       0.02
                                                               ----------     -------
EBITDA per basic and diluted share (1)                         $    (0.08)    $(0.01)
                                                               ==========     =======


(1) The EBITDA tables (as adjusted) presented are not determined in accordance with accounting principles generally accepted in the United States of America.  Management uses adjusted EBITDA to evaluate the operating performance of its business.  It is also used, at times, by some investors, securities analysts and others to evaluate companies and make informed business decisions.  EBITDA is also a useful indicator of the income generated to service debt.  EBITDA (as adjusted) is not a complete measure of an entity's profitability because it does not include costs and expenses for interest, depreciation and amortization, income taxes and stock based compensation.
Adjusted EBITDA as presented herein may not be comparable to similarly named measures reported by other companies.

                                                          THREE MONTHS ENDED
                                                               MARCH 31,
Reconciliation of EBITDA, as adjusted,
to cash flows from operating activities (1)              2010       2009
-------------------------------------------             -----       ----
EBITDA (as adjusted)                               $     (351)    $  (40)
Interest expense                                          (57)       (46)
Income tax expense                                         (4)        (9)
Bond amortization                                           1          3
Write-down of marketable securities                         -         39
Loss on sale of marketable securities                       5          -
Deferred income                                           (21)       (22)
Net change in operating assets and liabilities           (547)     2,447
                                                   ----------     ------
Cash flows (used in) from operating activities     $     (974)    $2,372
                                                   ==========     ======




ORBIT INTERNATIONAL CORP.
CONSOLIDATED BALANCE SHEETS
                                                                                               MARCH 31, 2010      DECEMBER 31, 2009
                                                                                               ----------------   ------------------
ASSETS                                                                                              (UNAUDITED)
Current assets:
   Cash and cash equivalents                                                                   $     1,268,000       $   2,321,000
   Investments in marketable securities                                                                910,000           1,019,000
   Accounts receivable, less allowance for doubtful accounts                                         3,496,000           3,857,000
   Inventories                                                                                      12,511,000          11,624,000
   Costs and estimated earnings in excess of billings on  uncompleted contracts                      1,394,000           1,079,000
   Deferred tax asset                                                                                  999,000             714,000
   Other current assets                                                                                258,000             287,000
                                                                                                --------------       -------------
                            Total current assets                                                    20,836,000          20,901,000

Property and equipment, net                                                                          1,336,000           1,246,000
Goodwill                                                                                             2,483,000           2,483,000
Intangible assets, net                                                                                 141,000             227,000
Deferred tax asset                                                                                   1,116,000           1,403,000
Other assets                                                                                           661,000             661,000
                                                                                               ---------------       --------------
 Total assets                                                                                  $    26,573,000      $   26,921,000
                                                                                               ===============      ==============

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
   Current portion of long term obligations                                                    $       931,000      $      995,000
   Notes payable-bank                                                                                1,233,000             988,000
   Accounts payable                                                                                  1,352,000           1,084,000
   Income taxes payable                                                                                 20,000              57,000
   Accrued expenses                                                                                  1,107,000           1,102,000
   Customer advances                                                                                    61,000              32,000
   Deferred income                                                                                      85,000              85,000
                                                                                               ---------------      --------------
                             Total current liabilities                                               4,789,000           4,343,000

Deferred income                                                                                        150,000             171,000
Long-term obligations                                                                                3,724,000           4,034,000
                                                                                               ---------------       --------------
    Total liabilities                                                                                8,663,000           8,548,000

Stockholders' Equity
   Common stock                                                                                          495,000           493,000
   Additional paid-in capital                                                                         21,614,000        21,464,000
   Treasury stock                                                                                       (915,000)         (913,000)
   Accumulated other comprehensive gain                                                                   99,000            65,000
   Accumulated deficit                                                                                (3,383,000)       (2,736,000)
                                                                                               ----------------     --------------
     Stockholders' equity                                                                           17,910,000          18,373,000
                                                                                               ---------------      --------------
     Total liabilities and stockholders' equity                                                $    26,573,000       $  26,921,000
                                                                                               ===============      ==============